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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 15, 1994 included in National Data Corporation's Annual Report on Form 10-K for the year ended May 31, 1994 and our report dated March 4, 1994 included in National Data Corporation's Current Report on Form 8-K dated November 17, 1994 and to all references to our firm included in this Registration Statement.

Arthur Andersen LLP

Atlanta, Georgia

May 23, 1995